Exhibit 99.1

Compass Diversified Reports Second Quarter 2024 Financial Results

Westport, Conn., July 31, 2024 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended June 30, 2024.
“I’m pleased to announce another strong quarter with results that exceeded our expectations, driven by continued strength in our consumer businesses,” said Elias Sabo CEO of Compass Diversified. “While Q2 saw deteriorating economic conditions that negatively impacted our industrial vertical, our branded consumer businesses performed exceptionally well with net sales up close to 20%, or 11% on a pro forma basis, offsetting any weaknesses in our industrial businesses. As expected, destocking headwinds subsided this past quarter, which meant both BOA and PrimaLoft performed exceptionally well and Lugano continued to grow at an extraordinary pace.”
Second Quarter 2024 Financial Summary vs. Same Year-Ago Period (where applicable)
•Net sales up 11% to $542.6 million and up 6% on a pro forma basis.
•Branded Consumer net sales up 11% on a pro forma basis to $373.5 million.
•Industrial net sales down 4% to $169.1 million.
•Loss from continuing operations of $13.7 million vs. income from continuing operations of $10.1 million.
•Net loss of $(13.7) million vs. net income of $17.1 million, primarily due to the loss of $24.6 million from the divestiture of Crosman Corporation, a division of Velocity Outdoor.
•Adjusted Earnings, a non-GAAP financial measure, was up 36% to $39.8 million vs. $29.2 million.
•Adjusted EBITDA, a non-GAAP financial measure, was up 27% to $105.4 million.
•Paid a second quarter 2024 cash distribution of $0.25 per share on CODI's common shares in July 2024.
Recent Business Highlights
•On April 30, 2024, CODI announced the divestiture of Crosman Corporation, the air gun division of its Velocity Outdoor subsidiary.
•On April 18, 2024, The Honey Pot Co., a subsidiary of CODI and a leading, better-for-you feminine care brand, announced the appointment of three new female members to its board of directors.
Second Quarter 2024 Financial Results
Net sales in the second quarter of 2024 were $542.6 million, up 11% compared to $486.9 million in the second quarter of 2023. This was driven by our acquisition of The Honey Pot Co. in January 2024 and continued strong sales growth at Lugano and BOA. On a pro forma basis, assuming CODI had acquired The Honey Pot Co. on January 1, 2023, net sales were up 6%.

On a pro forma basis, Branded Consumer net sales increased 11% to $373.5 million compared to the second quarter of 2023.
Industrial net sales decreased 4% to $169.1 million compared to the second quarter of 2023.
Operating income for the second quarter of 2024 was $61.3 million compared to $42.1 million in the second quarter of 2023. Operating income in the second quarter of 2024 reflected higher gross profit at our Branded Consumer brands, offset by increased SG&A and amortization expense from our acquisition of The Honey Pot Co. in the first quarter of 2024.
Loss from continuing operations in the second quarter of 2024 was $(13.7) million compared to income from continuing operations of $10.1 million in the second quarter of 2023, primarily reflecting the loss on the divestiture of Crosman Corporation.
Net loss in the second quarter of 2024 was $(13.7) million compared to net income of $17.1 million in the second quarter of 2023, primarily reflecting the loss on the divestiture of Crosman Corporation.
Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the second quarter of 2024 increased 36% to $39.8 million compared to $29.2 million a year ago. CODI's weighted average number of shares outstanding in the second quarter of 2024 was 75.39 million compared to 71.93 million in the prior year second quarter.
Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) in the second quarter of 2024 was $105.4 million, up 27% compared to $82.9 million in the second quarter of 2023. The increase was primarily due to strong results at BOA and Lugano, and the addition of The Honey Pot Co. in the first quarter of 2024. The Company no longer adds back management fees in its calculation of Adjusted EBITDA. Management fees incurred during the second quarter were $18.9 million.
Liquidity and Capital Resources
As of June 30, 2024, CODI had approximately $68.4 million in cash and cash equivalents, $54.0 million outstanding on its revolver, $380.0 million outstanding in term loans, $1.0 billion outstanding in 5.250% Senior Notes due 2029 and $300.0 million outstanding in 5.000% Senior Notes due 2032.
As of June 30, 2024, the Company had no significant debt maturities until 2027 and had net borrowing availability of approximately $543.6 million under its revolving credit facility.
Second Quarter 2024 Distributions
On July 2, 2024, CODI’s board of directors declared a second quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on July 25, 2024, to all holders of record of common shares as of July 18, 2024.
The board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, April 30, 2024, up to, but excluding, July 30, 2024. The distribution for such period was payable on July 30, 2024, to all holders of record of Series A Preferred Shares as of July 15, 2024.
The board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, April 30, 2024, up to, but excluding, July 30, 2024. The distribution for such period was payable on July 30, 2024, to all holders of record of Series B Preferred Shares as of July 15, 2024.
The board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, April 30, 2024, up to, but excluding, July 30, 2024. The distribution for such period was payable on July 30, 2024, to all holders of record of Series C Preferred Shares as of July 15, 2024.
2024 Outlook
As a result of CODI’s financial performance in the second quarter, it’s expectations for the remainder of 2024 and its current view of the economy, the Company is maintaining its 2024 outlook.
CODI continues to expect its current subsidiaries, inclusive of The Honey Pot Co. as if it owned it from January 1, 2024, to produce Subsidiary Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full year 2024 of between $480 million and $520 million.
Of this range, CODI now expects its Branded Consumer vertical to produce $365 million to $395 million, an upward revision of $10 million, and its Industrial vertical to produce $115 million to $125 million, a downward revision of $10 million. These estimates are based on the summation of the Company’s expectations for its current subsidiaries in 2024, and is absent additional acquisitions or divestitures, and excludes corporate expenses such as interest expense, management fees paid by CODI and corporate overhead.
CODI continues to expect to earn Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below), which includes management fees and corporate expenses, of $390 million to $430 million for the full year 2024. Adjusted EBITDA only includes results from The Honey Pot Co. from the date of acquisition.
In addition, the Company is maintaining its Adjusted Earnings guidance and expects to earn between $148 million and $163 million (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full year 2024.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, CODI has not reconciled 2024 Subsidiary Adjusted EBITDA, 2024 Adjusted EBITDA or 2024 Adjusted Earnings to their comparable GAAP measure because it does not provide guidance on Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, CODI is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call
In conjunction with this announcement, CODI will host a conference call on July 31, 2024, at 5:00 p.m. E.T. / 2:00 p.m. PT with the Company’s Chief Executive Officer, Elias Sabo, the Company’s Chief Financial Officer, Ryan Faulkingham, and Pat Maciariello the Chief Operating Officer of Compass Group Management. A live webcast of the call will be available on the Investor Relations section of CODI’s website. To access the call by phone, please go to this link (registration link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call 15 minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time on the Company’s website.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflect important financial measures as each excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to

Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results and provides a measure for evaluating earnings from continuing operations available to common shareholders.
Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of The Honey Pot Co., assuming that the Company acquired The Honey Pot Co. on January 1, 2023. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified
Since its IPO in 2006, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the industrial, branded consumer, and healthcare sectors. CODI leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. CODI provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment, and accountability. For more information, please visit compassdiversified.com.

Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2024 Subsidiary Adjusted EBITDA, our 2024 Adjusted EBITDA, our 2024 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment, including changes in inflation and interest rates; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, war, natural disasters or social, civil and political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the ability to successfully complete when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Gateway Group
Cody Slach
949.574.3860
CODI@gateway-grp.com

Media Relations
Compass Diversified
mediainquiry@compassdiversified.com

The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
(in thousands)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$68,370	$450,477
Accounts receivable, net	358,530	318,241
Inventories, net	843,634	740,387
Prepaid expenses and other current assets	126,027	94,715
Total current assets	1,396,561	1,603,820
Property, plant and equipment, net	180,928	192,562
Goodwill	1,003,685	901,428
Intangible assets, net	1,088,647	923,905
Other non-current assets	188,373	195,266
Total assets	$3,858,194	$3,816,981

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$268,874	$250,868
Due to related party	17,928	16,025
Current portion, long-term debt	10,000	10,000
Other current liabilities	37,486	35,465
Total current liabilities	334,288	312,358
Deferred income taxes	138,218	120,131
Long-term debt	1,712,084	1,661,879
Other non-current liabilities	204,852	203,232
Total liabilities	2,389,442	2,297,600
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,216,504	1,326,750
Noncontrolling interest	252,248	192,631
Total stockholders' equity	1,468,752	1,519,381
Total liabilities and stockholders’ equity	$3,858,194	$3,816,981

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net sales	$542,595	$486,889	$1,066,885	$970,822
Cost of sales	283,481	270,248	565,944	549,117
Gross profit	259,114	216,641	500,941	421,705
Operating expenses:
Selling, general and administrative expense	151,446	133,755	302,160	264,019
Management fees	18,864	16,795	36,931	33,065
Amortization expense	27,461	23,978	53,749	47,951
Impairment expense	—	—	8,182	—
Operating income	61,343	42,113	99,919	76,670
Other income (expense):
Interest expense, net	(26,561)	(26,613)	(50,136)	(52,793)
Amortization of debt issuance costs	(1,004)	(1,024)	(2,009)	(2,029)
Loss on sale of Crosman	(24,606)	—	(24,606)	—
Other income (expense), net	(1,375)	(105)	(4,249)	1,055
Net income from continuing operations before income taxes	7,797	14,371	18,919	22,903
Provision for income taxes	21,520	4,320	30,206	11,240
Income (loss) from continuing operations	(13,723)	10,051	(11,287)	11,663
Income from discontinued operations, net of income tax	—	2,840	—	12,840
Gain on sale of discontinued operations	—	4,232	3,345	102,221
Net income (loss)	(13,723)	17,123	(7,942)	126,724
Less: Net income from continuing operations attributable to noncontrolling interest	5,806	3,498	13,235	7,669
Less: Net income from discontinued operations attributable to noncontrolling interest	—	19	—	52
Net income (loss) attributable to Holdings	$(19,529)	$13,606	$(21,177)	$119,003

Amounts attributable to Holdings
Income (loss) from continuing operations	$(19,529)	$6,553	$(24,522)	$3,994
Income from discontinued operations	—	2,821	—	12,788
Gain on sale of discontinued operations, net of income tax	—	4,232	3,345	102,221
Net income (loss) attributable to Holdings	$(19,529)	$13,606	$(21,177)	$119,003

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.45)	$(0.45)	$(1.30)	$(0.59)
Discontinued operations	—	0.10	0.04	1.57
	$(0.45)	$(0.35)	$(1.26)	$0.98

Basic weighted average number of common shares outstanding	75,389	71,932	75,332	72,055

Cash distributions declared per Trust common share	$0.25	$0.25	$0.50	$0.50

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$(13,723)	$17,123	$(7,942)	$126,724
Income from discontinued operations, net of tax	—	2,840	—	12,840
Gain on sale of discontinued operations, net of tax	—	4,232	3,345	102,221
Net income (loss) from continuing operations	$(13,723)	$10,051	$(11,287)	$11,663
Less: income from continuing operations attributable to noncontrolling interest	5,806	3,498	13,235	7,669
Net income (loss) attributable to Holdings - continuing operations	$(19,529)	$6,553	$(24,522)	$3,994
Adjustments:
Distributions paid - preferred shares	(6,101)	(6,046)	(12,146)	(12,091)
Amortization expense - intangibles and inventory step up	28,641	23,977	57,755	49,125
Impairment expense	—	—	8,182	—
Loss on sale of Crosman	24,606	—	24,606	—
Tax effect - loss on sale of Crosman	7,254	—	7,254	—
Stock compensation	3,927	3,207	8,257	4,848
Acquisition expenses	—	—	3,479	—
Integration services fee	875	1,188	875	2,375
Other	131	348	405	780
Adjusted Earnings	$39,804	$29,227	$74,145	$49,031
Plus (less):
Depreciation expense	10,504	12,107	21,396	23,262
Income tax provision	21,520	4,320	30,206	11,240
Interest expense	26,561	26,613	50,136	52,793
Amortization of debt issuance costs	1,005	1,024	2,009	2,029
Tax effect - loss on sale of Crosman	(7,254)	—	(7,254)	—
Income from continuing operations attributable to noncontrolling interest	5,806	3,498	13,235	7,669
Distributions paid - preferred shares	6,101	6,046	12,146	12,091
Other (income) expense	1,375	105	4,249	(1,055)
Adjusted EBITDA	$105,422	$82,940	$200,268	$157,060

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended June 30, 2024
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(7,188)	$5,457	$8,995	$(1,277)	$14,781	$325	$(4,114)	$(39,226)	$2,701	$2,258	$3,565	$(13,723)
Adjusted for:
Provision (benefit) for income taxes	—	1,807	1,930	1,689	4,625	664	(1,402)	8,717	1,098	1,190	1,202	21,520
Interest expense, net	26,450	1	(10)	—	—	(3)	(3)	11	—	115	—	26,561
Intercompany interest	(40,896)	3,253	5,299	2,125	13,579	4,430	2,925	2,364	1,868	1,797	3,256	—
Depreciation and amortization	180	5,708	5,411	2,189	2,525	5,323	5,507	2,006	4,085	2,261	4,955	40,150
EBITDA	(21,454)	16,226	21,625	4,726	35,510	10,739	2,913	(26,128)	9,752	7,621	12,978	74,508
Other (income) expense	502	107	57	—	(70)	4	(13)	26,195	(572)	(61)	(168)	25,981
Noncontrolling shareholder compensation	—	552	1,419	247	699	315	472	176	252	5	(210)	3,927
Integration services fee	—	—	—	—	—	—	875	—	—	—	—	875
Other	—	—	—	—	—	—	—	—	—	—	131	131
Adjusted EBITDA	$(20,952)	$16,885	$23,101	$4,973	$36,139	$11,058	$4,247	$243	$9,432	$7,565	$12,731	$105,422

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended June 30, 2023
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(12,952)	$3,866	$5,526	$382	$6,916	$620	$(3,480)	$4,501	$2,503	$2,169	$10,051
Adjusted for:
Provision (benefit) for income taxes	—	1,344	737	(101)	2,698	(2,508)	(1,499)	1,540	1,348	761	4,320
Interest expense, net	26,546	(1)	(3)	—	—	(4)	70	—	5	—	26,613
Intercompany interest	(33,258)	5,422	1,669	2,191	7,446	4,386	3,309	2,760	1,723	4,352	—
Loss on debt extinguishment	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	361	6,841	5,813	2,040	2,040	5,363	3,364	4,178	2,103	5,005	37,108
EBITDA	(19,303)	17,472	13,742	4,512	19,100	7,857	1,764	12,979	7,682	12,287	78,092
Other (income) expense	—	(124)	66	29	(76)	243	(79)	359	(7)	(306)	105
Noncontrolling shareholder compensation	—	478	669	312	445	665	228	250	9	151	3,207
Integration services fee	—	—	—	—	—	1,188	—	—	—	—	1,188
Other	—	—	—	—	—	—	—	—	—	348	348
Adjusted EBITDA	$(19,303)	$17,826	$14,477	$4,853	$19,469	$9,953	$1,913	$13,588	$7,684	$12,480	$82,940

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Six Months Ended June 30, 2024
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(12,436)	$8,857	$12,346	$(3,108)	$34,985	$(988)	$(7,604)	$(55,199)	$3,394	$3,909	$4,557	$(11,287)
Adjusted for:
Provision (benefit) for income taxes	—	3,010	2,469	380	11,668	584	(2,569)	9,297	1,726	1,986	1,655	30,206
Interest expense, net	50,041	(1)	(12)	—	3	(5)	(25)	54	—	81	—	50,136
Intercompany interest	(80,834)	6,780	10,791	4,248	25,337	9,046	4,920	5,582	3,877	3,497	6,756	—
Depreciation and amortization	434	11,581	10,849	4,374	4,872	10,650	10,645	5,282	8,170	4,414	9,890	81,161
EBITDA	(42,795)	30,227	36,443	5,894	76,865	19,287	5,367	(34,984)	17,167	13,887	22,858	150,216
Other (income) expense	463	73	132	(5)	7	3	(30)	25,898	2,664	(9)	(341)	28,855
Non-controlling shareholder compensation	—	1,086	2,848	506	1,203	995	617	370	504	9	119	8,257
Impairment expense	—	—	—	—	—	—	—	8,182	—	—	—	8,182
Acquisition expenses	—	—	—	—	—	—	3,479	—	—	—	—	3,479
Integration services fee	—	—	—	—	—	—	875	—	—	—	—	875
Other	—	—	—	—	—	—	90	—	—	—	314	404
Adjusted EBITDA	$(42,332)	$31,386	$39,423	$6,395	$78,075	$20,285	$10,398	$(534)	$20,335	$13,887	$22,950	$200,268

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Six Months Ended June 30, 2023
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(27,164)	$6,016	$10,894	$(853)	$16,884	$(607)	$(7,981)	$7,202	$4,808	$2,464	$11,663
Adjusted for:
Provision (benefit) for income taxes	—	2,070	1,359	(652)	6,085	(559)	(2,954)	2,634	2,388	869	11,240
Interest expense, net	52,598	(2)	(5)	—	4	(6)	194	—	10	—	52,793
Intercompany interest	(64,725)	10,221	3,461	4,340	13,730	8,708	6,437	5,634	3,372	8,822	—
Depreciation and amortization	677	13,293	11,506	4,079	4,890	10,723	6,751	8,343	4,122	10,032	74,416
EBITDA	(38,614)	31,598	27,215	6,914	41,593	18,259	2,447	23,813	14,700	22,187	150,112
Other (income) expense	(128)	(201)	180	29	(76)	139	(754)	563	(9)	(798)	(1,055)
Non-controlling shareholder compensation	—	730	1,333	624	840	(43)	458	566	18	322	4,848
Integration services fee	—	—	—	—	—	2,375	—	—	—	—	2,375
Other	—	—	—	—	—	—	—	—	—	780	780
Adjusted EBITDA	$(38,742)	$32,127	$28,728	$7,567	$42,357	$20,730	$2,151	$24,942	$14,709	$22,491	$157,060

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023

Branded Consumer
5.11	$16,885	$17,826	$31,386	$32,127
BOA	23,101	14,477	39,423	28,728
Ergobaby	4,973	4,853	6,395	7,567
Lugano	36,139	19,469	78,075	42,357
PrimaLoft	11,058	9,953	20,285	20,730
The Honey Pot Co. (1)	4,247	—	10,398	—
Velocity Outdoor	243	1,913	(534)	2,151
Total Branded Consumer	$96,646	$68,491	$185,428	$133,660

Niche Industrial
Altor Solutions	9,432	13,588	20,335	24,942
Arnold Magnetics	7,565	7,684	13,887	14,709
Sterno	12,731	12,480	22,950	22,491
Total Niche Industrial	$29,728	$33,752	$57,172	$62,142
Corporate expense	(20,952)	(19,303)	(42,332)	(38,742)
Total Adjusted EBITDA	$105,422	$82,940	$200,268	$157,060

(1)
The above results for The Honey Pot Co. do not include management's estimate of Adjusted EBITDA, before the Company's ownership of $3.9 million for the six months ended June 30, 2024, and $4.7 million and $15.5 million, respectively, for the three and six months ended June 30, 2023. The Honey Pot Co. was acquired on January 31, 2024.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023

Net Sales	$542,595	$486,889	$1,066,885	$970,822
Acquisitions (1)	—	25,009	10,671	56,887
Pro Forma Net Sales	$542,595	$511,898	$1,077,556	$1,027,709
(1) Acquisitions reflects the net sales for The Honey Pot Co. on a pro forma basis as if the Company had acquired The Honey Pot Co. on January 1, 2023.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023

Branded Consumer
5.11	$123,201	$126,030	$248,175	$250,482
BOA	54,160	38,123	97,063	76,109
Ergobaby	28,557	26,149	49,775	48,567
Lugano	99,358	60,949	202,397	124,836
PrimaLoft	25,291	22,160	47,832	46,689
The Honey Pot (1)	24,182	25,009	55,018	56,887
Velocity Outdoor	18,711	37,839	48,610	71,879
Total Branded Consumer	$373,460	$336,259	$748,870	$675,449

Niche Industrial
Altor Solutions	52,213	60,886	105,617	122,398
Arnold Magnetics	43,155	40,138	84,442	80,228
Sterno	73,767	74,615	138,627	149,634
Total Niche Industrial	$169,135	$175,639	$328,686	$352,260

Total Subsidiary Net Sales	$542,595	$511,898	$1,077,556	$1,027,709
(1) Net sales for The Honey Pot Co. are pro forma as if the Company had acquired this business on January 1, 2023.

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023

Net cash provided by (used in) operating activities	$(35,182)	$21,694	$(48,383)	$37,239
Net cash provided by (used in) investing activities	46,404	(36,895)	(336,074)	117,829
Net cash provided by (used in) financing activities	(7,539)	28,827	3,366	(149,619)
Foreign currency impact on cash	(28)	72	(1,017)	634
Net increase (decrease) in cash and cash equivalents	3,655	13,698	(382,108)	6,083
Cash and cash equivalents - beginning of the period(1)	64,715	53,656	450,478	61,271
Cash and cash equivalents - end of the period(2)	$68,370	$67,354	$68,370	$67,354

(1) Includes cash from discontinued operations of $4.7 million at January 1, 2023.
(2) Includes cash from discontinued operations of $3.1 million at June 30, 2023.

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023

Changes in operating assets and liabilities	$(93,270)	$(55,222)	$(154,124)	$(92,114)
Purchases of property and equipment	$(11,172)	$(13,707)	$(18,919)	$(28,604)
Distributions paid - common shares	$(18,846)	$(17,987)	$(37,664)	$(36,038)
Distributions paid - preferred shares	$(6,101)	$(6,046)	$(12,146)	$(12,091)